As filed with the Securities and Exchange Commission on August 3, 1999
                                                            File No. 333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                                  -------
                            U.S. CAN CORPORATION
           (Exact name of registrant as specified in its charter)

            Delaware                                      06-1094196
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


           900 Commerce Drive                                60523
          Oak Brook, Illinois                              (Zip Code)
(Address of principal executive offices)



                            U.S. CAN CORPORATION
                         1998 EQUITY INCENTIVE PLAN
                         1999 EQUITY INCENTIVE PLAN
                          (Full title of the plan)

                               Steven K. Sims
               Vice President, General Counsel and Secretary
                             900 Commerce Drive
                         Oak Brook, Illinois 60523
                  (Name and Address of Agent for Service)

                               (630) 571-2500
       (Telephone Number, including area code, of Agent for Service)

                          ------------------------
                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                     Proposed      Proposed
                                     Maximum       Maximum
  Title of           Amount          Offering      Aggregate        Amount of
Securities to         to be          Price         Offering        Registration
be Registered      Registered (1)    Per Share*    Price*              Fee
- -------------------------------------------------------------------------------
Common Stock,
$.01 par             1,850,000
value............... Shares          $22.0625     $40,815,625       $11,347
===============================================================================
  * Pursuant to Rule 457(h)(1), the registration fee was computed on the basis of the average of the high and low prices for the Common
        Stock as reported on the New York Stock Exchange on July 28, 1999.

(1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Plans in the event that, during the period that the Plans are in effect, the number of shares of Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, spin-off, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

===============================================================================

                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by U.S. Can Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1999.

         (c) The description of the common stock, $.01 par value per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-21314) filed with the Commission on March 8, 1993, pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon by Steven K. Sims, Vice President, General Counsel and Secretary of the Company. Mr. Sims owns 288 shares of Common Stock and holds options to purchase 25,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The Company is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnifications for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

         The Company's Amended and Restated Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which he has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred while said party was a director or officer of the Company. Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         The Company maintains a director and officer liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined under the policy, under certain circumstances where the Company does not provide indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 29th day of July, 1999.

                             U.S. CAN CORPORATION


                             By /s/ Paul W. Jones
                               ------------------------------------------
                               Paul W. Jones
                               President, Chief Executive Officer and Chairman


                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Paul W. Jones, John L. Workman and Steven K. Sims, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of July, 1999.


/s/ Paul W. Jones                        /s/ John L. Workman
- --------------------------------        ---------------------------------------
Paul W. Jones, President, Chief         John L. Workman, Executive Vice
Executive Officer and Chairman          President and Chief Financial Officer


/s/ Jack McGowan                        /s/ Calvin W. Aurand, Jr.
- --------------------------------        ---------------------------------------
Jack McGowan, Vice President            Calvin W. Aurand, Jr., Director
and Controller


/s/ Benjamin F. Bailar                  /s/ Carl Ferenbach
- --------------------------------        ---------------------------------------
Benjamin F. Bailar, Director            Carl Ferenbach, Director


/s/ Ricardo Poma                        /s/ Francisco A. Soler
- --------------------------------        ---------------------------------------
Ricardo Poma, Director                  Francisco A. Soler, Director


                                        /s/ Charles W. Gaillard
- --------------------------------        ---------------------------------------
Louis B. Susman, Director               Charles W. Gaillard, Director

                             INDEX TO EXHIBITS

Exhibit
Number          Description of Document
- -------         -----------------------

5               Opinion of Steven K. Sims, Esq.

23.1            Consent of Arthur Andersen LLP

23.2 Consent of Steven K. Sims (included in his opinion filed as Exhibit 5 hereto)

24 Power of Attorney (included with signature page to the registration statement)